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Exhibit-23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements of Urologix, Inc. on Form S-8 (Numbers 333-11981, 333-13271, 333-41385 and
     333-84869) of our report dated October 2, 2000 with respect to the combined financial statements of the Transurethral Thermotherapy ("TUMT") business of EDAP S.A. included in this current report on Form 8-K/A.



                                              Ernst and Young Audit


                                              Represented by
                                              Jean-Luc Desplat

     November 15, 2000
     Lyons, France